Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BTRS Holdings Inc.
Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 9, 2022, relating to the consolidated financial statements and the effectiveness of BTRS Holdings Inc. internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 30, 2022